Exhibit 10.2

SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (“Agreement”) is entered into by and between Randall H. Talbot (“you”) and Symetra Financial Corporation (the “Company”) and arises out of your resignation of your position as an executive, officer and director of the Company on June 7, 2010 (your “Officer Termination Date”), your resignation of your employment with the Company on June 30, 2010 (your “Employment Termination Date”) and your subsequent service as a consultant to the Company.  In consideration of the promises contained in this document, the parties agree as follows:

1.      Employment and Benefits.

(a)           On your Officer Termination Date, you will resign as (i) an executive and officer of the Company and each of its affiliates and (ii) a member of the Board of Directors of the Company (the “Board”) and each of its affiliates.  On your Officer Termination Date, you will cease to earn or accrue, or participate in any plans or programs providing, any compensation or benefits solely in respect of service as a member of the Board or the board of directors of any affiliate of the Company.

(b)           Without limitation to Section 1(a),  you will remain an employee of the Company until the Employment Termination Date (the period between your Officer Termination Date and your Employment Termination Date, your “Employment Period”).  During your Employment Period, (i) you will continue to devote your full business time and attention to such duties as an employee of the Company as the Board (or its designee) will reasonably determine, which duties are currently expected to include assisting in the transition of your responsibilities as Chief Executive Officer to the new Chief Executive Officer of the Company and providing assistance with field distribution (including any existing significant projects) and home office management staff, (ii) you will not be an executive or officer of the Company, no other employee of the Company will report to you and you will only have such authorities as are specifically assigned to you by the Board (or its designee), and (iii) you will continue to receive your current base salary and participate in all plans and programs provided by the Company to its other full-time employees.  On your Employment Termination Date, you will cease to be an employee of the Company or any of its affiliates, and will cease to earn or accrue, or participate in any plans or programs providing, any employee compensation or benefits.

(c)           No later than five days after the date on which the Release (as defined below) becomes effective and irrevocable pursuant to Section 3(d), the Company will pay you a lump-sum cash severance payment in an amount equal to $2,608,000.

(d)           On December 15, 2010, the Company will pay you a lump-sum payment of $525,000 in satisfaction of the Annual Incentive Bonus Plan for 2010 (the “AIB Bonus”), provided that you (i) remained employed in good standing with the Company throughout your Employment Period and (ii) have not materially breached your obligations under Section 4 of this Agreement; provided, however, that in the event of an alleged breach, you will be provided with (A) written notice of such alleged breach within 10 days of any director or executive officer of the Company gaining actual knowledge of such alleged breach and (B) a 10-day opportunity to cure such breach (in the event such breach is curable).  In the event that you materially breach your obligations under Section 4 of this Agreement prior to the payment of the AIB Bonus but such breach is not discovered until after such payment is made, you will promptly repay such amount to the Company upon demand.

(e)           On the date on which the Release becomes effective and irrevocable pursuant to Section 3(d), all the shares of restricted stock awarded to you under the Company’s Equity Plan will vest and cease to be subject to all existing risks of forfeiture (the “Accelerated Shares”).  Accordingly, the Company will withhold such number of shares as necessary to satisfy all withholding obligations under applicable Federal, state and local income tax law and pay the value of such withheld shares over to the applicable taxing authorities.  The remaining Accelerated Shares will not be delivered to you, and you will have no right to transfer, encumber or dispose of such remaining Accelerated Shares, until February 28, 2011.  On February 28, 2011, the Company will deliver such remaining Accelerated Shares to you without restriction, provided that you (i) remained employed in good standing with the Company throughout your Employment Period and (ii) have not materially breached your obligations under Section 4 of this Agreement; provided, however, that in the event of an alleged breach, you will be provided with (A) written notice of such alleged breach within 10 days of any director or executive officer of the Company gaining actual knowledge of such alleged breach and (B) a 10-day opportunity to cure such breach (in the event such breach is curable).  In the event the conditions described in clause (i) or (ii) above are not satisfied, such remaining Accelerated Shares will be forfeited to the Company without any payment to you.  In the event that you materially breach your obligations under Section 4 of this Agreement prior to the delivery of the Accelerated Shares but such breach is not discovered until after such delivery is made, you will promptly return such Accelerated Shares (or cash having a value equivalent thereto) to the Company upon demand.

(f)           On your Officer Termination Date, all Performance Shares granted to you under the Company’s Performance Share Plan will be forfeited and you will receive no payment in respect thereof.

(g)           Following your Employment Termination Date, you will retain any earned and vested retirement benefits under the Company’s 401(k) plan and will be eligible for benefit continuation under certain of the Company’s health care plans as required under the Consolidated Omnibus Reconciliation Act of 1985, as amended (“COBRA”).

(h)           If you elect to continue your health care plan coverage under COBRA, the Company will pay all premiums required for such coverage through December 31, 2010, provided that you remain eligible for such coverage under COBRA. Thereafter, you may obtain such coverage by paying the applicable premiums as provided under COBRA.

(i)           The Company will reimburse you for your reasonable legal fees (not to exceed $10,000) in connection with the negotiation of this Agreement.

(j)           In the event of your death or disability (as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”)) prior to payment or receipt of the payments and benefits set forth in this Section 1, the Company will pay or deliver, as applicable, to you or your estate or legal representative such payments and benefits, unless such payments and benefits were earlier forfeited pursuant to Section 1.

2.      Consulting Appointment.

(a)           The Company hereby agrees to retain you, and you hereby agree to serve, as a consultant to the Company, on the terms and conditions set forth in this Agreement, during the period beginning July 1, 2010 and ending June 30, 2011 (the “Consulting Period”).  During the Consulting Period, you will, at the direction of the Board (or its designee), provide your expertise, advice and assistance on such projects as reasonably requested by the Board (or its designee), not to exceed 20 hours per month (the “Consulting Services”), subject to reasonable notice by the Company to you of the request to provide such Consulting Services.

(b)           In consideration of your provision of the Consulting Services, the Company will pay you a retainer of $20,000 per month of the Consulting Period, payable in arrears on the 15th day of each month (the “Consulting Retainer”).

(c)           In order to facilitate your provision of the Consulting Services, during the Consulting Period, the Company will make available to you, at the Company’s expense, reasonable office space and administrative support, which may be provided outside of the Company’s offices.

(d)           In the event you have materially breached your obligations under this Agreement prior to the end of the Consulting Period, the Consulting Period will terminate; provided, however, that in the event of an alleged breach, you will be provided with (A) written notice of such alleged breach within 10 days of any director or executive officer of the Company gaining actual knowledge of such alleged breach and (B) a 10-day opportunity to cure such breach (in the event such breach is curable).  You will only receive payment of the Consulting Retainer earned through such termination date and thereafter will no longer be provided the office space and administrative services described in Section 2(c).  In the event you materially breach your obligations under Section 4 of this Agreement, you will only receive payment of the Consulting Retainer earned through the date of such material breach, and if such breach is not discovered until after the payment of any Consulting Retainer with respect to the period following such material breach, you will promptly return to the Company upon demand any Consulting Retainer earned and paid after the date of such material breach.

(e)           (i)           You will provide the Consulting Services as an independent contractor of the Company.  During the Consulting Period, you will not be an employee of the Company and neither you nor the Company will engage in any actions that would cause you to be considered an employee of the Company.  You will not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to active employees of the Company.  You will have no authority to act as an agent of the Company, except on authority expressly so delegated to you by the Board (or its designee), and you will not represent to the contrary to any person.  You will only consult, render advice, and perform such other Consulting Services as directed by the Board (or its designee)  or as are necessary to achieve the results specified by the Board (or its designee).  You will not direct the work of any employee of the Company without the consent of the Board (or its designee) or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons.  The provisions of this Section 2 will not be construed in any way as a contract of employment with the Company.

(ii)           It is intended that the Consulting Retainer paid hereunder will constitute revenue to you.  To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as Federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws.  You will be solely responsible for the withholding or payment of any Federal, state or local income or payroll taxes and you agree to hold the Company, its officers, directors and employees harmless from any liabilities arising from the failure to withhold or pay such amounts.

3.      Release.

(a)           You agree to release and discharge the Company, its subsidiaries, affiliates, agents, directors, officers, employees and representatives, and the successors, predecessors and assigns of each of the foregoing, and all persons acting by, through, under or in concert with the Company, its affiliates or subsidiaries (collectively referred to as the “Released Parties”), from any and all causes of action, claims, counterclaims, demands, suits, judgments, debts, liabilities, obligations, promises, agreements, controversies, damages, expenses and rights to indemnification (except as provided below in Section 3(b)), known or unknown, which you ever had, now have or hereafter can, will or may have, against the Released Parties, whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed, in each case, on or prior to the date of this Agreement (such release and discharge, the “Release”).  The claims you release include, but are not limited to, claims that the Released Parties:  (i) discriminated against you on the basis of your race, color, sex (including claims of sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, veteran status, source of income, entitlement to benefits, union activities, age or any other claim or right you may have under the Age Discrimination in Employment Act (“ADEA”), or any other status protected by Federal, state or local laws, constitutions, regulations, ordinances or executive orders; (ii) violated any other Federal, state or local employment statute, such as the Employee Retirement Income Security Act of 1974, as amended, which, among other things, protects employee benefits; the Fair Labor Standards Act, which regulates wage and hour matters; the Family and Medical Leave Act, which requires employers to provide leaves of absence under certain circumstances; Title VII of the Civil Rights Act of 1964; the Americans With Disabilities Act; the Rehabilitation Act; Occupational Safety and Health Act; and any other laws relating to employment; (iii) violated the Released Parties’ personnel policies, handbooks, any covenant of good faith and fair dealing, or any contract of employment between you and any of the Released Parties; (iv) violated public policy or common law, including claims for personal injury, invasion of privacy, retaliatory discharge, hostile work environment, negligent hiring, retention or supervision, defamation, intentional or negligent infliction of emotional distress or mental anguish, intentional interference with contract, negligence, detrimental reliance, loss of consortium to you or any member of your family or promissory estoppel; (v) are in any way obligated for any reason to pay your damages, expenses, litigation costs (including attorneys’ fees), bonuses, commissions, disability benefits, compensatory damages, punitive damages or interest; or (vi) are in any way obligated to provide you any compensation or benefits pursuant to any contract or any of the Company’s plans, programs, policies or arrangements.

For the purpose of giving a full and complete release, you understand and agree that this Release includes all claims that you may now have but do not know or suspect to exist in your favor against the Released Parties, and that, except as set forth in Section 3(b) below, this Release extinguishes those claims.

(b)           In no event will this Release prohibit you from making or asserting (i) any claim or right under state workers’ compensation or unemployment laws, or (ii) any claim or right which by law cannot be waived.  Furthermore, you do not release the Related Parties from your right to enforce this Agreement.  You waive, however, the right to recover money if any Federal, state or local government agency pursues a claim on your behalf or on behalf of a class to which you may belong that arises out of or relates to your employment or separation from employment.  Moreover, you will continue to be indemnified for your actions taken while employed by the Company to the same extent as other then-current or former directors and officers of the Company under the Company’s Certificate of Incorporation and Bylaws and the Director and Officer Indemnification Agreement between you and the Company (or any successor thereto), and you will continue to be covered by the Company’s directors and officers liability insurance policy as in effect from time to time to the same extent as other then-current or former directors and officers of the Company, each subject to the requirements of the laws of the State of Delaware.

(c)           You affirm that you have not filed, have not caused to be filed and are not presently party to, any lawsuit or arbitration against any Released Party in any forum.  You agree not to sue any of the Released Parties or become a party to a lawsuit on the basis of any claims of any type to date that arise out of any aspect of your employment or separation from employment.  You understand that this is an affirmative promise by you not to sue any of the Released Parties, which is in addition to the Release.  However, nothing in this Agreement affects your right to challenge the validity of the Release under ADEA.  If you breach this Agreement by suing any of the Released Parties in violation of this covenant not to sue, you understand that the Released Parties will be entitled to apply for and receive an injunction to restrain any violation of this Section 3(c).

(d)           You affirm that you have fully reviewed the terms of this Agreement, affirm that you understand its terms, and state that you are entering into this Agreement knowingly, voluntarily, and in full settlement of all claims which existed in the past or which currently exist, that arise out of your employment with the Company or your separation from employment.  You acknowledge (i) that you have had sufficient time to consider this Release thoroughly, (ii) that you have consulted with an attorney before you signed below and (iii) that the Company did not improperly encourage you to sign through fraud, misrepresentation or a threat to withdraw before you had sufficient time to consider this Release.  You understand that you may revoke this Release within seven (7) days after you sign it, or if later, within seven (7) days after your Officer Termination Date.  Your revocation must be in writing and submitted within the seven (7) day period to the Company in accordance with Section 8(b).  If you do not revoke this Release within the seven (7) day period, it becomes effective and irrevocable.  You further understand that if you revoke this Release, you will not be eligible to receive the payments and benefits described in Section 1 (other than Section 1(g)), your Employment Period will be terminated as if the Employment Termination Date were the date of such revocation, you will not be retained as a consultant pursuant to Section 2 and the Company will cease to have any obligations toward you under this Agreement; provided, that the remainder of this Agreement will remain in full force and effect.  Payments and benefits described in Section 1 (other than Section 1(b) and 1(g)) will commence after the end of the seven (7) day period so long as you have not revoked the Release.

4.      Restrictive Covenants.

(a)           (i)           You will not directly or indirectly (including through related entities), whether in writing or orally, criticize, denigrate or disparage the Company, its affiliates or their respective businesses, predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, or otherwise publish (whether in writing or orally) statements that tend to portray any of the aforementioned parties in an unfavorable light; provided that this provision will not restrict (A) your ability to make truthful statements in good faith in response to any governmental inquiry or request for information or otherwise when required by legal process to do so or (B) your ability to make a public response to any public statement by the Company’s directors or executive officers that violates Section 4(a)(ii).

(ii)           The Company will use commercially reasonable efforts to cause its directors and executive officers to not directly or indirectly (including through related entities), whether in writing or orally, criticize, denigrate or disparage you, or otherwise publish (whether in writing or orally) statements that tend to portray you in an unfavorable light; provided that this provision will not restrict (A) the ability of the Company or its directors and executive officers to make truthful statements in good faith in response to any governmental inquiry or request for information or otherwise when required by legal process to do so or (B) the ability of the Company’s directors and executive officers to make a public response to any public statement by you that violates Section 4(a)(i).

(b)           You expressly covenant that all rights in inventions, patents, trade marks, service marks, design rights (whether registrable or otherwise), trade and business names, copyrights (including rights in computer software), and all rights or terms of protection of a similar nature or having equivalent or similar effect to any of these that may subsist anywhere in the world relating in any way to the business activities (or incidental to the use of Company time or property) of the Company or its affiliates which may have been or will be discovered, invented, improved or developed by you during your employment with or provision of Consulting Services to the Company or any of its affiliates, whether during regular office hours or otherwise and whosesoever discovered, invented, improved or developed will be the exclusive and sole property of the Company and its affiliates.  You undertake to disclose promptly to the Company and hereby assign to the Company without further compensation, all rights, title and interest in the said discoveries, inventions, improvements and developments whether conceived and developed solely by you or jointly with others and will on the request of the Company execute all documents and do all such things as may be requested by the Company or its affiliates to confirm or perfect the rights, title and interest in such property, provided that the Company will bear all costs and expenses associated therewith.

(c)           (i)           You acknowledge that the Confidential Information (as defined below) you obtained while employed by or providing the Consulting Services to the Company and its affiliates, whether before or after the date of this Agreement, is the property of the Company or its affiliates, as applicable.  Therefore, you agree that you will not disclose to any unauthorized person or use for your own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the aforementioned matters (A) become generally known to and available for use by the public other than as a result of your acts or omissions in violation of this Agreement or (B) were within your possession prior to its being obtained in the course of your employment by or provision of the Consulting Services to the Company and its affiliates.  Notwithstanding the foregoing, if you receive a request to disclose Confidential Information pursuant to a deposition, interrogatories, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (A) you will promptly notify the Company in writing and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (B) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms hereof, you will disclose only that portion of such Confidential Information that, in the written opinion of your legal counsel, is legally required to be disclosed and will exercise your best efforts to assure that confidential treatment will be accorded to such Confidential Information by the receiving person and (C) the Company will be given an opportunity to review such Confidential Information prior to disclosure thereof.

(ii)           For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its affiliates, including all business information (whether or not in written form) which relates to the Company and its affiliates, or their directors, officers, employees, customers, suppliers or contractors or any other third parties in respect of which the Company or its affiliates has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of your breach of this Agreement, including:  technical information or reports, trade secrets, operating instructions, training manuals, customer lists, customer buying records and habits, product sales records and documents, and product development, marketing and sales strategies, market surveys, marketing plans, profitability analyses, product cost, long-range plans, information relating to pricing, competitive strategies and new product development, information relating to any forms of compensation or other personnel-related information, contracts, and supplier lists.  Confidential Information will not include such information known to you prior to your employment by the Company or its affiliates or information rightfully obtained from a third party (other than pursuant to a breach by you of this Agreement).

(d)           You acknowledge that all notes, memoranda, specifications, devices, formulas, records, files, lists, drawings, documents, models, equipment, property, computers, software or intellectual property relating to the Company’s businesses (including prospective investments and acquisitions) in whatever form (including electronic), and all copies thereof, that you received or created while employed by or providing the Consulting Services to the Company (including confidential information of the Company and third parties to which the Company owes a duty of confidentiality) are and will remain the property of the Company, and upon the request of the Company, you will immediately return such property to the Company.  You further agree that any property situated on the premises of, and owned by, the Company or its affiliates (including, for the avoidance of doubt, the office space described in Section 2(c)), including disks and other storage media, filing cabinets or other work areas, is subject to inspection by the Company’s personnel at any time with or without notice.

(e)           You agree that, during the term of your employment with the Company and for one year thereafter, you will not, directly or indirectly, without the prior written consent of the Company, (i) solicit, recruit or hire any employee of the Company or any of its affiliates, or any consultant or advisor who is engaged by the Company or any of its affiliates, in each case, who was an employee, consultant or advisor of the Company or any of its affiliates at any time during the period commencing on the date that is six months prior to the Employment Termination Date and ending on the Employment Termination Date (the “Lookback Period”); (ii) solicit or encourage any employee of the Company or any of its affiliates, or any consultant or advisor who is engaged by the Company or any of its affiliates, in each case, who was an employee, consultant or advisor of the Company or any of its affiliates at any time during the Lookback Period, to leave the employment of or engagement with the Company or any of its affiliates; and (iii) intentionally interfere with the relationship of the Company or any of its affiliates with any person who is or who at any time during the Lookback Period was employed by the Company or any of its affiliates, or is or was during the Lookback Period a consultant or advisor of the Company or any of its affiliates.

(f)           You agree that, during the term of your employment with the Company and for one year thereafter, you will not directly or indirectly provide services, whether as principal or as agent, director, officer, employee, consultant, shareholder, investor or otherwise, alone or in association with any other person, corporation or other entity, to any business, person or entity that is substantially in competition at such time with the Company; provided, however, that the foregoing covenant will not be deemed breached (i) as a result of your passive ownership of less than an aggregate of 5% of any class of securities of an entity engaged, directly or indirectly, in such competition or (ii) if you provide services to a business or entity that engages in competition with the Company but only to the extent that you provide services solely to a segment, division, entity or subgroup of such business or entity that is not in competition with the Company and you have no direct involvement with any competitive business.

(g)           You agree that, upon reasonable notice and without the necessity of the Company obtaining a subpoena or court order, you will provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation or defense of any claims asserted against any Released Parties, which relates to events occurring during your employment with or provision of Consulting Services to the Company and its affiliates as to which you may have relevant information (including furnishing relevant information and materials to the Company or its designee or providing testimony at depositions and at trial).

(h)           You acknowledge that your services to the Company were of a unique character that gives them a special value to the Company.  You further recognize that any violation of the restrictive covenants set forth in this Section 4 may give rise to losses or damages for which the Company cannot be reasonably or adequately compensated in an action at law and that such violation may result in irreparable and continuing harm to the Company.  Accordingly, you agree that, in addition to any other remedy that the Company may have at law or in equity, the Company will be entitled to injunctive relief to restrain any violation by you of the restrictions set forth in this Section 4.  In addition, the Company recognizes that any violation of the restrictions set forth in this Section 4 may give rise to losses or damages for which you cannot be reasonably or adequately compensated in an action at law and that such violation may result in irreparable and continuing harm to you.  Accordingly, the Company agrees that, in addition to any other remedy that you may have at law or in equity, you will be entitled to injunctive relief to restrain any violation by the Company of the restrictions set forth in this Section 4.

(i)           You acknowledge that the limitations and obligations contained in this Section 4 are, individually and in the aggregate, reasonable and properly required by the Company and that in the event that any such limitations are found to be unreasonable and unenforceable, you will submit to such limitations or obligations in such form as the applicable court will determine.  You agree that you will not challenge or contest the reasonableness, validity or enforceability of any such limitations and obligations.

5.      Binding Effect.  This Agreement is assignable only by the Company, will inure to the benefit of the Company’s assigns, successors, affiliates and Released Parties, and is binding on the parties, their representatives, agents and assigns, and as to you, your spouse, heirs, legatees, administrators and personal representatives.

6.      Complete Agreement; Severability.  This Agreement is the exclusive and complete agreement between you and the Company relating to the subject matter of this Agreement.  No amendment of this Agreement will be binding unless in writing and signed by you and the Company.  The parties acknowledge and agree that if any provision of this Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any controlling law, the rest of this Agreement will continue in full force and effect.  Additionally, a court of competent jurisdiction is authorized to modify any portion of this Agreement that is overbroad, to make such portion enforceable.

7.      Governing Law; Taxes.  To the extent not preempted by United States Federal law, the validity, interpretation, and performance of this Agreement in all respects will be governed by the laws of the State of New York without regard to principles of conflicts of law.  All payments or benefits provided hereunder will be subject to applicable tax deductions and withholdings.

8.      Jurisdiction and Venue.  You and the Company each:

(a)           irrevocably submit to the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, New York County, for the purposes of any proceeding that arises out of this Agreement or your separation from employment with the Company;

(b)           agree that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document will be effective service of process for any proceeding with respect to any matters to which you or the Company has submitted to jurisdiction in this Section 8 if delivered by registered mail to (i) in the case of the Company, General Counsel, Symetra Financial Corporation, 777 108th Avenue NE, Suite 1200, Bellevue, Washington 980004-5135, and (ii) in your case, at the most recent address on file with the Company; and

(c)           irrevocably and unconditionally waive any objection to the laying of venue of any proceeding arising out of this Agreement or your separation from employment with the Company in (i) the United States District Court for the Southern District of New York and (ii) the Supreme Court of the State of New York, New York County, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.

9.      Waiver of Jury Trial.  Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of or relating to this Agreement.  Each party hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waiver and certifications in this Section 9.

10.      Section 409A.

(a)           It is intended that the provisions of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, and all provisions of this Agreement shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A.

(b)           Neither you nor any of your creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Agreement to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment.  Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to you or for your benefit under this Agreement may not be reduced by, or offset against, any amount owing by you to the Company or any of its affiliates.

(c)           Except as specifically permitted by Section 409A, the benefits and reimbursements provided to you under this Agreement during any calendar year shall not affect the benefits and reimbursements to be provided to you under the relevant section of this Agreement in any other calendar year, and the right to such benefits, perquisites and reimbursements cannot be liquidated or exchanged for any other benefit and shall be provided in accordance with Treas. Reg. Section 1.409A-3(i)(1)(iv) or any successor thereto.  Further, in the case of reimbursement payments, such payments shall be made to you on or before the last day of the calendar year following the calendar year in which the underlying fee, cost or expense is incurred.

(d)           You agree to be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on you or for your account in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold you harmless from any or all such taxes or penalties.  The Company makes no representations concerning the tax consequences of your participation in this Agreement under Section 409A or any other Federal, state or local tax law.  Your tax consequences will depend, in part, upon the application of relevant tax law, including Section 409A, to the relevant facts and circumstances.

11.      Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

12.      Effective Date.  This Agreement is effective upon its execution by the parties hereto.

SYMETRA FINANCIAL CORPORATION
By	/s/ George C. Pagos
Its	Senior Vice President

Accepted and agreed as of the date first above written:

by	/s/ Randall H. Talbot
Randall H. Talbot
Date: 6/7/10

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